Exhibit 23

                  1660 International Drive
                  McLean, VA 22102-3803

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
First Potomac Realty Trust:

We consent to the incorporation by reference in the registration statement (No. 333-111691) on Form S-8 of First Potomac Realty Trust dated December 30, 2003 of our reports dated April 27, 2004, with respect to the statements of revenues and certain expenses for the year ended December 31, 2003 of Herndon Corporate Center, Aquia Corporate Center I & II and the Suburban Maryland Portfolio.

            /s/ KPMG LLP

McLean, Virginia
May 27, 2004